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                                                                    EXHIBIT 10.6

                               SECURITY AGREEMENT

     This Security Agreement ("Agreement") is entered into as of this 4th day of October, 1993 by and between DENTAL VISION DIRECT, INC., a Texas corporation, whose address is 1220 Champion Circle, Suite 100, Carrollton, Texas 75006 ("Pledgor"), and PETRUS FUND, L.P., a Texas limited partnership, whose address is 1700 Lakeside Square, 12377 Merit Drive, Dallas, Dallas County, Texas 75251 ("Secured Party").

                                   ARTICLE I

                         CREATION OF SECURITY INTEREST

         1.01 Secured Debt. Pledgor hereby grants to Secured Party a security interest in the Collateral described in Article II of this Agreement to secure performance and payment of all indebtedness and obligations of Ultrak, Inc., a Colorado corporation ("Ultrak"), CCTV Source International, Inc., and Loss Prevention Electronics Corporation, a Colorado corporation ("LPEC"), to Secured Party, of whatsoever kind, direct or contingent, whensoever and howsoever created or incurred, owing, or to be and become owing to Secured Party including without limitation, that certain promissory note in the original principal amount of $6,000,000 executed by LPEC, Ultrak and Pledgor, and payable to Secured Party (collectively, the "Secured Debt").

                                   ARTICLE II

                           DESCRIPTION OF COLLATERAL

         2.01 Collateral. The Collateral (herein so called) of this Agreement is all of Pledgor's property described as follows:

         (a) All present and future accounts, contract rights, chattel paper, documents, instruments, trademarks, trade names, and general intangibles, whether now owned or hereafter acquired by Pledgor, Pledgor's interest in the goods represented thereby, all returned, reclaimed or repossessed goods with respect thereto;

         (b) All of Pledgor's inventory, all goods, merchandise or other personal property held by Pledgor for sale or lease, all raw materials, work or goods in process or materials or supplies of every nature, whether now owned or hereafter acquired by Pledgor, and wherever located;

         (c) All books, records, guaranties, securities, warranties, and all other property relating to or referring to any of the foregoing; and





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         (d)     Any and all substitutions, replacements, accessions,
                 attachments, products and proceeds of the foregoing, in any form (including without limitation, all claims for loss or damage to or destruction of any of the foregoing, accounts, chattel paper and insurance proceeds).

                                  ARTICLE III

             REPRESENTATION, WARRANTIES, AND AGREEMENTS OF PLEDGOR

         Pledgor represents, warrants, and agrees that:

         3.01 Financial Information. All information supplied and statements made by Pledgor in any financial, credit or accounting statement, or application for credit prior to, contemporaneously with, or subsequent to the execution of this Agreement fairly present the financial condition and results of operations of Pledgor and are consistently applied for all periods reflected therein.

         3.02 Other Liens. There is no lien, security interest, or encumbrance in or on the Collateral, except for Permitted Liens and the security interest granted in this Agreement, and as of the date hereof there are no Financing Statements covering the Collateral or its proceeds on file in any public office, other than Financing Statements with respect to the Permitted Liens and the security interest granted in this Agreement.

         3.03 Principal Office. Pledgor's chief place of business is the address shown at the beginning of this Agreement. The office where Pledgor keeps its records concerning the Collateral is also the address shown at the beginning of this Agreement. Pledgor will notify Secured Party in writing of any change or discontinuance of its address as shown at the beginning of this Agreement.

         3.04 Possession. The Collateral shall remain in Pledgor's possession or control at all times at Pledgor's risk of loss and shall be available to Secured Party to inspect at any reasonable time. Secured Party agrees that Pledgor may sell the Collateral in the ordinary course of business.

         3.05 Receipt of Proceeds. Subject to the rights of NationsBank of Texas, N.A. ("NationsBank") pursuant to the terms of the Intercreditor Agreement, all proceeds in the form of cash and negotiable instruments for the payment of money received by Pledgor in payment of any of the Collateral will be held in trust for Secured Party and upon written request of Secured Party, Pledgor shall promptly pay to Secured Party for application upon the Secured Debt.

         13.06  Validity.  All investment securities, instruments,





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chattel paper, and any like property delivered to Secured Party as Collateral
(a) are genuine, free from adverse claims or other security interests, default, prepayment or defenses; (b) all persons appearing to be obligated thereon have, to Pledgor's knowledge, the authority and capacity to contract and are bound thereon as they appear to be from the face thereof; and (c) the same comply, to Pledgor's knowledge, with applicable laws concerning form, content and manner of preparation and execution.

         3.07 Use. Until default, Pledgor may use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon and may also sell the Collateral in the ordinary course of business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. Until default, Pledgor may also use and consume any raw materials or supplies, the use and consumption of which are necessary to carry on Pledgor's business.

         3.08 Assessments. Pledgor shall pay prior to delinquency all taxes, charges, liens, and assessments against the Collateral, and upon Pledgor's failure to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment shall become part of the Secured Debt and shall be paid to Secured Party by Pledgor upon demand. Pledgor has the right to contest any assessments in good faith.

         3.09 Insurance. Pledgor shall keep its insurable properties adequately insured at all times against all material risks and shall maintain insurance with financially responsible and reputable insurance companies or associations in such amounts and against such risks as is customarily maintained by companies of established reputations engaged in the same or a
similar business and similarly situated.   Pledgor shall name Secured Party
(along with NationsBank) as co-loss payee on each of said insurance policies, to the extent of its security interests in said property and furnish Secured Party evidence of such insurance immediately upon request, which insurance shall be in form and content satisfactory to Secured Party.

         3.10 Transfer. The Collateral will not be sold, transferred or disposed of by Pledgor (except in the ordinary course of business) or be subjected to any unpaid charge, including rent and taxes, or to any subsequent interest of a third person except Permitted Liens unless Secured Party consents in advance in writing to such sale, transfer, disposition, charge, or subsequent interest.

         13.11 Other Acts. Pledgor will, at its own expense, do, make, procure, execute, and deliver all acts, things, writings, and assurances as Secured Party may at any time request to protect,





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assure, or enforce its interests, rights, and remedies created by, provided in, or emanating from this Agreement.

         13.12 Duty of Secured Party. Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest upon Secured Party to take necessary steps to preserve rights against prior parties or to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party, its successors and assigns, being to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party, and at Secured Party's option, applying the amount or amounts so received, after deduction of any collection costs incurred, as payment upon any indebtedness of Pledgor to Secured Party pursuant to the provisions of this Agreement, or holding the same for the account and order of Pledgor.

         3.13 Waivers. Pledgor expressly waives (1) surrender, release, exchange, substitution, dealing with or taking any additional Collateral, (2) abstaining from taking advantage of or relying upon any security interest of the Collateral and (3) any impairment of Collateral including, but not limited to, failure to perfect a security interest in the Collateral.

         3.14 Attachment. Pledgor will not attach or affix, either in whole or in part, any of the Collateral to the real estate or other personal property so as to allow the Collateral to become fixtures.

         3.15 Returned Goods. In the event any goods, the sale or other disposition of which creates any account which is included in the Collateral, are returned to Pledgor for credit, at any time after the occurrence and during the continuation of an Event of Default, Pledgor will, subject to the rights of NationsBank pursuant to the Intercreditor Agreement, promptly pay to Secured Party the full amount of the invoice price of such goods, and until such payment has been made, will hold such goods separate and apart from Pledgor's own property in trust for Secured Party and will immediately notify Secured Party of such return. Pledgor hereby grants unto Secured Party a security interest in such goods

         3.16 Notice to Account Pledgor. After the occurrence and during the continuation of an Event of Default, upon written notice to Pledgor, subject to the rights of NationsBank pursuant to the Intercreditor Agreement, Secured Party may notify or require Pledgor to notify account debtors obligated on any or all of Pledgor's accounts to make payment directly to Secured Party, and may take possession of all proceeds of any accounts in Pledgor's possession.

         3.17 Collection of Accounts. While an Event of Default continues, and subject to the rights of NationsBank pursuant to the





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Intercreditor Agreement, Secured Party may take any steps which Secured Party deems necessary or advisable to collect any or all accounts, proceeds or other Collateral, or to sell, transfer, compromise, discharge or extend the whole or any part of the accounts, proceeds or other Collateral, and apply the proceeds thereof to the Secured Debt. In protecting, exercising or assuring its interests, rights and remedies under this Agreement, subject to the rights of NationsBank pursuant to the Intercreditor Agreement, Secured Party may receive, open and dispose of mail addressed to Pledgor and execute, sign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral or proceeds on behalf of and in the name of Pledgor.

         3.18 Subrogation. Secured Party may subrogate to all of Pledgor's interests, rights and remedies in respect to any account.

                                   ARTICLE IV

                               EVENTS OF DEFAULT

         4.01 Events of Default. Pledgor shall be in default under this Agreement upon the happening of any "Event of Default" (herein so called) as such term is defined in the Loan Agreement.

                                   ARTICLE V

                      SECURED PARTY'S RIGHTS AND REMEDIES

         5.01 Rights in Event of Default. Upon the occurrence of an Event of Default and while such Event of Default is continuing, Secured Party:

                          (a) may declare all obligations secured hereby immediately due and payable (which amount shall include expenses of retaking holding, preparing for sale, selling, or the like and reasonable attorneys' fees);

                          (b) shall have the rights and remedies of a Secured Party under the Uniform Commercial Code of Texas, including, without limitation thereto, the right to sell, lease, or otherwise dispose of any or all of the collateral and the right to take possession of the Collateral, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom;

                          (c) may require Pledgor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;





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                          (d)  will, unless the Collateral is perishable or
         threatens to decline speedily in value or is of a type customarily sold on a recognized market, send Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made (the requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Pledgor at the address designated at the beginning of this Agreement at least ten (10) business days before the time of the sale or disposition).

         5.02 Waiver of Default. Secured Party may remedy any default and may waive any default without waiving the default remedied or without waiving any other prior or subsequent default.

         5.03 Cumulative Results. The remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         6.01  Definitions.

                          (a) The terms "Pledgor" and "Secured Party" as used in this Agreement shall be construed as singular or plural to correspond with the number of persons executing this Agreement as such. The pronouns used in this agreement are in the masculine gender but shall be construed as feminine or neuter as occasion may require.

                          (b) "Permitted Liens" shall mean the liens permitted pursuant to Section 5.2 of the Loan Agreement.

                          (c) "Loan Agreement" shall mean that certain Loan Agreement, dated of even date herewith, by and among Pledgor, Ultrak and LPEC, as borrowers, and Secured Party, as lender, together with any and all amendments and modifications thereto.

                          (d) "Loan Documents" shall mean all documents and instruments executed in connection with or to secure or guarantee the Secured Debt, including without limitation, the Loan Agreement, all security agreements, and guaranty agreements.

                          (e) "Intercreditor Agreement" shall mean that certain Intercreditor Agreement to be executed by and among Secured Party and NationsBank.





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         16.02  Final Agreement.  This Agreement, and all other Loan Documents executed in connection herewith, represent the final and entire agreement between the parties, and may not be contradicted by evidence of prior, subsequent or contemporaneous oral agreements. There are no unwritten oral agreement between the parties.

         6.03 Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Terms used in this Agreement which are defined in the Texas Uniform commercial Code are used with the meanings as therein defined.

         6.04 Governing Law. The law governing this secured transaction shall be that of the State of Texas except to the extent federal law controls.

         16.05 Assignment. The Secured Party's rights under this Agreement or the Secured Debt may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges, and remedies granted in this Agreement to Secured Party, and Pledgor will assert no claims or defenses it may have against Secured Party against the assignee, except those granted in this Agreement.

  EXECUTED, as of, although not necessarily on, the date first written above.

PLEDGOR:                                DENTAL VISION DIRECT, INC.



                                        By:   /s/ TIM D. TORNO
                                              --------------------------------
                                              Tim D. Torno,
                                              Chief Financial Officer





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